Exhibit 99.B(d)(43)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Income Research & Management

As of March 29, 2010, as amended April 4, 2012

SEI INSTITUTIONAL INVESTMENTS TRUST

Long Duration Fund

Long Duration Corporate Bond Fund

SEI Investments Management Corporation	Income Research & Management

By:	By:

/s/ William T. Lawrence	/s/ Richard M. Kizik

Name:	Name:

William T. Lawrence	Richard M. Kizik

Title:	Title:

Vice President	Principal, Chief Compliance Officer

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Income Research & Management

As of March 29, 2010, as amended April 4, 2012

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Income Research & Management

By:	By:

/s/ William T. Lawrence	/s/ Richard M. Kizik

Name:	Name:

William T. Lawrence	Richard M. Kizik

Title:	Title:

Vice President	Principal, Chief Compliance Officer